Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for FIRST quarter 2015

ENGLEWOOD, COLO. (May 5, 2015) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended March 31, 2015.

Key Highlights:

•	First quarter 2015 financial results:
•	Total revenues were $185.6 million.
•	Non-GAAP operating income was $30.8 million, or 16.6% of total revenues and GAAP operating income was $21.9 million, or 11.8% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.51. GAAP EPS was $0.28.
•	Cash flows from operations were $18.9 million.
•	CSG returned approximately $63 million to shareholders during the quarter through dividends and its stock repurchase program.
•	Paid a quarterly cash dividend of $0.175 per share of common stock, or a total of approximately $6 million.
•	Repurchased $57 million of common stock during the quarter, $50 million of which was through an accelerated stock repurchase plan.
•	In February 2015, CSG refinanced its existing credit agreement, extending the term of the agreement through February 2020, and upsizing the revolving credit facility from $100 million to $200 million.
•	CSG extended its contract with Charter, its fourth largest client, through December 31, 2019.
•	CSG extended its contract with Eastlink, a cable and broadband operator in Canada, for an additional seven years through December 31, 2023.

“During the quarter, we continued to solidify our leadership position in the North American video market with a seven year contract extension with Eastlink, a cable and broadband provider based in Canada, and with our five year extension of our contract with Charter Communications, the fourth largest cable operator in the United States,” said Peter Kalan, chief executive officer and president for CSG International.  “We are pleased with how our revenue and content monetization platforms have enabled our clients to try new business models, innovate the customer experience, and pursue new customers in a highly dynamic market.”

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May 5, 2015

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2015	2014	Percent Change
Revenues	$185,631	$188,028	(1)%
Non-GAAP Results:
Operating Income	$30,806	$29,905	3%
Operating Income Margin	16.6%	15.9%	—
EPS	$0.51	$0.52	(2)%
GAAP Results:
Operating Income	$21,893	$20,914	5%
Operating Income Margin	11.8%	11.1%	—
EPS	$0.28	$0.28	0%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2015 were $185.6 million, a 1% decrease when compared to revenues of $188.0 million for the first quarter of 2014, and a 4% decrease when compared to $193.7 million for the fourth quarter of 2014. The year-over-year decrease in revenues is mainly attributed to foreign currency movements, offset to a certain degree by continued strong processing revenues. The sequential quarterly decrease can be attributed to the seasonally higher level of software and services revenues CSG typically experiences in the fourth quarter.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2015 was $30.8 million, or 16.6% of total revenues, compared to $29.9 million, or 15.9%, for the first quarter of 2014. Non-GAAP operating income for the fourth quarter of 2014 was $32.1 million, or 16.6% of total revenues.

Non-GAAP EPS for the first quarter of 2015 was $0.51, compared to $0.52 for the first quarter of 2014, and $0.61 for the fourth quarter of 2014. The sequential decrease in quarterly non-GAAP EPS can be attributed to higher level of software and services revenues in the fourth quarter of 2014, discussed above; higher non-operating expense during the first quarter of 2015, mainly due to foreign currency adjustments and debt refinancing costs; and to a lesser degree, a higher non-GAAP effective income tax rate.

GAAP Results: GAAP operating income for the first quarter of 2015 was $21.9 million, or 11.8% of total revenues, compared to $20.9 million, or 11.1%, for the same period in 2014.

GAAP EPS for the first quarter of 2015 was $0.28, consistent with the first quarter of 2014.

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Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at March 31, 2015 was $169.9 million, compared to $201.8 million at December 31, 2014.  The quarterly decrease is primarily a result of the $57 million of stock repurchases under our stock repurchase program during the quarter offset by approximately $30 million of proceeds from the debt refinancing completed in February 2015.

CSG generated $18.9 million of net cash flow from operations for the quarter and non-GAAP free cash flow of $12.2 million.

2015 Financial Guidance

CSG is revising its financial guidance for the full year 2015 as follows:

	As of May 5, 2015	Previous
Revenues	$755 - $770 million	$750 - $770 million
Non-GAAP EPS	$2.33 - $2.40	$2.20 - $2.30
GAAP EPS	$1.38 - $1.44	$1.36 - $1.45
Non-GAAP Adjusted EBITDA	$162 - $165 million	$154 - $158 million
Cash flows from operating activities	$105 - $120 million	$100 - $115 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Tuesday, May 5, 2015, at 5:00 p.m. ET, to discuss CSG’s first quarter results for 2015. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-503-8169 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 8:00 p.m. ET on June 4, 2015, and can be accessed by calling 1-888-203-1112 and access code of 3069852.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more

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effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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May 5, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$89,277	$81,712
Short-term investments	80,617	120,088
Total cash, cash equivalents, and short-term investments	169,894	201,800
Trade accounts receivable:
Billed, net of allowance of $3,187 and $3,323	180,096	184,369
Unbilled	44,281	42,439
Deferred income taxes	10,086	13,204
Income taxes receivable	5,799	7,851
Other current assets	28,412	28,470
Total current assets	438,568	478,133
Non-current assets:
Property and equipment, net of depreciation of $140,469 and $138,065	36,991	38,326
Software, net of amortization of $88,531 and $86,797	42,086	44,732
Goodwill	219,666	225,269
Client contracts, net of amortization of $78,015 and $88,585	44,029	46,903
Deferred income taxes	9,169	8,890
Income taxes receivable	1,282	1,333
Other assets	18,425	16,142
Total non-current assets	371,648	381,595
Total assets	$810,216	$859,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,500	$22,500
Client deposits	32,952	35,791
Trade accounts payable	31,224	37,052
Accrued employee compensation	40,858	51,441
Deferred revenue	47,141	40,004
Income taxes payable	486	984
Other current liabilities	21,295	23,375
Total current liabilities	181,456	211,147
Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $12,653 and $14,169	277,972	233,331
Deferred revenue	8,798	9,648
Income taxes payable	1,613	1,613
Deferred income taxes	18,588	20,445
Other non-current liabilities	14,751	15,821
Total non-current liabilities	321,722	280,858
Total liabilities	503,178	492,005
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 32,752 shares and 33,945 shares outstanding	671	667
Common stock warrants, 2,851 and 2,851 warrants issued and outstanding	7,310	6,694
Additional paid-in capital	477,969	486,414
Treasury stock, at cost, 34,356 and 32,763 shares	(804,437)	(757,478)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	9	6
Cumulative foreign currency translation adjustments	(22,921)	(13,386)
Accumulated earnings	648,437	644,806
Total stockholders’ equity	307,038	367,723
Total liabilities and stockholders’ equity	$810,216	$859,728

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2015	March 31, 2014
Revenues:
Processing and related services	$143,833	$142,358
Software and services	22,633	24,856
Maintenance	19,165	20,814
Total revenues	185,631	188,028
Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	69,260	68,427
Software and services	21,109	25,320
Maintenance	9,897	8,357
Total cost of revenues	100,266	102,104
Other operating expenses:
Research and development	25,729	25,007
Selling, general and administrative	33,442	35,299
Depreciation	3,695	3,486
Restructuring and reorganization charges	606	1,218
Total operating expenses	163,738	167,114
Operating income	21,893	20,914
Other income (expense):
Interest expense	(3,368)	(2,772)
Amortization of original issue discount	(1,516)	(1,404)
Interest and investment income, net	167	213
Other, net	(465)	51
Total other	(5,182)	(3,912)
Income before income taxes	16,711	17,002
Income tax provision	(7,353)	(7,311)
Net income	$9,358	$9,691

Weighted-average shares outstanding:
Basic	31,542	32,319
Diluted	33,340	34,035
Earnings per common share:
Basic	$0.30	$0.30
Diluted	0.28	0.28

Cash dividends declared per common share	$0.175	$0.150

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income	$9,358	$9,691
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation	3,695	3,486
Amortization	8,217	8,590
Amortization of original issue discount	1,516	1,404
Loss on short-term investments and other	91	453
Gain on disposition of business operations	—	(222)
Deferred income taxes	23	2,772
Excess tax benefit of stock-based compensation awards	(1,796)	(1,974)
Stock-based employee compensation	5,089	3,783
Subtotal	26,193	27,983
Changes in operating assets and liabilities:
Trade accounts receivable, net	(986)	(18,029)
Other current and non-current assets	(1,093)	(3,448)
Income taxes payable/receivable	3,338	707
Trade accounts payable and accrued liabilities	(16,140)	(17,464)
Deferred revenue	7,624	1,673
Net cash provided by (used in) operating activities	18,936	(8,578)
Cash flows from investing activities:
Purchases of property and equipment	(6,695)	(4,499)
Purchases of short-term investments	(10,085)	(40,531)
Proceeds from sale/maturity of short-term investments	49,470	50,855
Acquisition of and investments in client contracts	(1,223)	(1,509)
Proceeds from the disposition of business operations	—	630
Net cash provided by investing activities	31,467	4,946
Cash flows from financing activities:
Proceeds from issuance of common stock	396	340
Payment of cash dividends	(5,842)	(5,162)
Repurchase of common stock	(62,753)	(6,518)
Payments on acquired asset financing	(829)	—
Proceeds from long-term debt	150,000	—
Payments on long-term debt	(121,875)	(3,750)
Payments of deferred financing costs	(2,692)	—
Excess tax benefit of stock-based compensation awards	1,796	1,974
Net cash used in financing activities	(41,799)	(13,116)
Effect of exchange rate fluctuations on cash	(1,039)	(484)
Net increase (decrease) in cash and cash equivalents	7,565	(17,232)
Cash and cash equivalents, beginning of period	81,712	82,686
Cash and cash equivalents, end of period	$89,277	$65,454
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$3,441	$3,322
Income taxes	3,968	3,755

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended March 31, 2015	Quarter Ended December 31, 2014	Quarter Ended March 31, 2014
Americas	85%	83%	86%
Europe, Middle East and Africa	11%	11%	10%
Asia Pacific	4%	6%	4%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended March 31, 2015	Quarter Ended December 31, 2014	Quarter Ended March 31, 2014
Comcast	23%	22%	21%
DISH	15%	14%	15%
Time Warner	11%	11%	11%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of

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the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31, 2015		Quarter Ended March 31, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$21,893	11.8%	$20,914	11.1%
Restructuring and reorganization charges	606	0.3%	1,218	0.7%
Stock-based compensation	5,089	2.8%	3,783	2.0%
Amortization of acquired intangible assets	3,218	1.7%	3,990	2.1%
Non-GAAP operating income	$30,806	16.6%	$29,905	15.9%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2015		Quarter Ended March 31, 2014
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$16,711	$0.28	$17,002	$0.28
Restructuring and reorganization charges	606		1,218
Stock-based compensation	5,089		3,783
Amortization of acquired intangible assets	3,218		3,990
Amortization of OID	1,516		1,404
Non-GAAP income before income taxes (2)	$27,140	$0.51	$27,397	$0.52
(1)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(3)

For the first quarter of 2015, the GAAP effective income tax rate was 44%, the non-GAAP effective income tax rate was approximately 37%, and the outstanding diluted shares were 33.3 million. The difference between the GAAP and the non-GAAP effective income tax rates relates to the timing of the 2015 R&D tax credit legislation.  The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.

(4)

For the first quarter of 2014, the GAAP effective income tax rate was 43%, the non-GAAP effective income tax rate was approximately 36%, and the outstanding diluted shares were 34.0 million.  The difference between the GAAP and the non-GAAP effective income tax rates relates to the timing of the 2014 R&D tax credit legislation.  The anticipated quarterly benefit of the credits was included for non-GAAP purposes, but could not be reflected for GAAP purposes until the legislation was actually passed.

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Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended March 31,
	2015	2014
GAAP operating income	$21,893	$20,914
Restructuring and reorganization charges	606	1,218
Depreciation	3,695	3,486
Amortization of acquired intangible assets (5)	3,218	3,990
Amortization of other intangible assets (5)	3,634	4,007
Stock-based compensation	5,089	3,783
Adjusted EBITDA	$38,135	$37,398
Adjusted EBITDA as a percentage of revenues	21%	20%

	Quarter Ended March 31,
	2015	2014
Net income	$9,358	$9,691
Interest expense (6)	3,368	2,772
Amortization of OID	1,516	1,404
Interest and investment income and other, net	298	(264)
Income tax provision	7,353	7,311
Depreciation	3,695	3,486
Amortization of acquired intangible assets (5)	3,218	3,990
Amortization of other intangible assets (5)	3,634	4,007
Stock-based compensation	5,089	3,783
Restructuring and reorganization charges	606	1,218
Adjusted EBITDA	$38,135	$37,398

	Quarter Ended March 31,
	2015	2014
Cash flows from operating activities	$18,936	$(8,578)
Income tax provision	7,353	7,311
Changes in operating assets and liabilities and deferred taxes	7,234	33,789
Interest expense (6)	3,368	2,772
Interest and investment income and other, net	298	(264)
Restructuring and reorganization charges	606	1,218
Other	340	1,150
Adjusted EBITDA	$38,135	$37,398

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(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended March 31,
	2015	2014
Amortization of acquired intangible assets	$3,218	$3,990
Amortization of other intangible assets	3,634	4,007
Amortization of deferred financing costs	1,365	593
Total amortization	$8,217	$8,590
(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended March 31,
	2015	2014
Cash flows from operating activities	$18,936	$(8,578)
Purchases of property and equipment	(6,695)	(4,499)
Non-GAAP free cash flow	$12,241	$(13,077)

Non-GAAP Financial Measures – 2015 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2015 full year financial guidance, is as follows:

2015 Guidance
GAAP operating income margin	13.0%
Stock-based compensation (7)	3.0%
Amortization of acquired intangible assets (8)	1.5%
Non-GAAP operating income margin (“approximately 17.5%”)	17.5%

(7)	This represents the pretax impact of stock-based compensation expense of an estimated $22 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $12 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.

CSG Systems International, Inc.

May 5, 2015

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2015 full year financial guidance is as follows (in thousands, except per share amounts):

	2015 Guidance Range
	Low Range		High Range
	Pretax Amount (9)	EPS (11)	Pretax Amount (9)	EPS (11)
GAAP income before income taxes	$80,000	$1.38	$84,000	$1.44
Stock-based compensation	22,000		22,000
Amortization of acquired intangible assets	12,000		12,000
Amortization of OID	6,000		6,000
Non-GAAP income before income taxes (10)	$120,000	$2.33	$124,000	$2.40
(9)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(10)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(11)

For 2015, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 37%, which assumes Congress will approve the 2015 R&D income tax credit legislation prior to the end of 2015. The weighted-average diluted shares outstanding are expected to be 32.5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2015 full year financial guidance at the mid-point (in thousands, except percentages):

2015
GAAP operating income	$99,000
Depreciation	16,500
Amortization of acquired intangible assets	12,000
Amortization of other intangible assets	14,000
Stock-based compensation	22,000
Non-GAAP Adjusted EBITDA	$163,500
Non-GAAP Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

May 5, 2015

2015
Net income	$46,000
Interest expense	11,000
Amortization of OID	6,000
Income tax provision	36,000
Depreciation	16,500
Amortization of acquired of intangible assets	12,000
Amortization of other intangible assets	14,000
Stock-based compensation	22,000
Non-GAAP Adjusted EBITDA	$163,500

2015
Cash flows from operating activities (midpoint of guidance)	$112,000
Income tax provision	36,000
Changes in operating assets and liabilities and deferred taxes	4,500
Interest expense	11,000
Non-GAAP Adjusted EBITDA	$163,500

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2015
Cash flows from operating activities (midpoint of guidance)	$112,000
Purchases of property and equipment	(30,000)
Non-GAAP free cash flow	$82,000